Exhibit 99.1

    Staktek Holdings Reports Third Quarter 2006 Financial Results


    AUSTIN, Texas--(BUSINESS WIRE)--November 2, 2006--Staktek
Holdings, Inc. (Nasdaq:STAK), a market-leading provider of intellectual property and services for next-generation, chip-stacking and module technologies for high-speed, high-capacity systems, today announced financial results for the third quarter ended September 30, 2006.

    Total revenue for the quarter was $14.7 million, compared to revenue of $14.4 million in the second quarter of 2006 and $12.8 million in the third quarter of 2005. Services revenue in the third quarter of 2006 increased to $11.3 million, compared to $11.1 million in the previous quarter and $8.8 million in the third quarter of 2005. License revenue was $3.4 million, compared to $3.3 million in the previous quarter and $4.0 million a year ago.

    Under generally accepted accounting principles (GAAP), net income for the third quarter was $600,000, or $0.01 per diluted share, compared to net income of $592,000, or $0.01 per diluted share, in the previous quarter and a $2.6 million loss, or a loss of ($0.05) per diluted share in the same quarter a year ago. The third quarter operating loss was $210,000, which compares to an operating loss of $326,000 in the second quarter of 2006 and an operating loss of $3.5 million a year ago. Excluding non-cash charges for stock-based compensation and amortization of acquisition intangibles, non-GAAP net income was $2.7 million, or $0.06 per diluted share, compared to non-GAAP net income of $2.6 million, or $0.05 per diluted shares, in the prior quarter. Non-GAAP operating income in the third quarter of 2006 was $3.3 million. A reconciliation of GAAP results to non-GAAP results has been provided in the financial statement tables following the text of this press release.

    Cash, cash equivalents and short-term investments on September 30, 2006 were $77.3 million, compared to $77.9 million on June 30, 2006. During the quarter, the company repurchased approximately 565,000 shares of its common stock under its repurchase program at a cost of approximately $3.2 million.

    Business Summary

    Commenting on the quarter, Wayne Lieberman, Staktek's president and CEO, stated, "For the third quarter of 2006, total revenue exceeded the high end of our previously stated guidance, and we achieved positive GAAP net income for the second consecutive quarter. During the quarter, we made continued progress with our flash-related memory stacking products. We announced FlashStak X-2, which is a TSOP solution that doubles the density of a commodity NAND device in a single TSOP footprint for use in consumer electronics devices, such as USB Flash drives, mobile phones, PDAs and MP3 players. Additionally, our FlashStak product entered the production phase with one of our licensees, setting the stage for first-time royalty revenue from this product. We are continuing our strong R&D efforts to develop additional products, with a particular focus on flash memory."

    Business Outlook

    Staktek expects fourth quarter 2006 total revenue to range between $13.0 to $14.5 million, with services revenue ranging between $10.4 to $11.5 million. Based on preliminary information, license revenue is expected to range between $2.6 to $3.0 million. The company expects the overall operating expenses to remain flat in the fourth quarter of 2006.

    Web Cast and Conference Call

    Staktek management will host a conference call and web cast with investors today, November 2, 2006, at 3:30 p.m. Central time (4:30 p.m. Eastern time) to discuss the third quarter financial results and the business outlook going forward for the fourth quarter of 2006. Investors and other interested parties may access the call by dialing 800-811-8824 in the U.S. (913-981-4903 outside of the U.S.), with the confirmation code 3490181, at least 10 minutes prior to the start of the call. In addition, an audio web cast will be available through the Staktek web site at http://www.staktek.com. A replay will be available for 48 hours following the call at 888-203-1112 in the U.S. (719-457-0820 outside of the U.S.), confirmation code 3490181.

    Cautionary Language

    This press release contains forward-looking statements. These statements are generally accompanied by words such as "expect," "anticipate," "believe," "estimate," and similar expressions. These statements include our estimates of fourth quarter 2006 revenue and operating expenses. We do not have long-term agreements with our customers or sufficient backlog to rely upon when forecasting results, so our future performance is very difficult to predict. Our forward-looking statements are based on our current expectations, estimates and assumptions and are subject to many risks, uncertainties and unknown future events that could cause actual results to differ materially. Risks and uncertainties that may cause future results to differ include, but are not limited to, the risks associated with having significant customer concentration and the impact on our operating results of a material decline in orders from any customer or of a consolidation of our customers; the risk that a competitor or significant customer develops or adopts an alternative solution or competing product; the risk that demand for our solutions is lower than expected; the risk that our average selling prices decline during the period more than we expect because of competitive pressures, substituted products or overall reduced demand for systems that incorporate our technologies; the risks associated with expanding into new markets without past experience in those markets and to releasing new products generally; the risk that our new technologies, such as our High Performance II, NAND Flash-memory stacking technologies, FlashStak X-2 and ArctiCore(TM) solutions, are not completed, tested or accepted in a timely fashion; the risk that we are unable to protect our intellectual property rights; the risk that we are unable to productize or monetize the intellectual property that we develop; the risk that we will be unable to enter into additional license agreements to license our technologies; the risks associated with intellectual property litigation or other litigation; the risk that our customers or we are unable to obtain adequate memory or other materials; the risk that we incur problems in our manufacturing processes or facilities or that we are unable to maintain or improve our manufacturing capacity and turnaround times; risks related to qualifying our current or future products in our customers' future products; risks related to increasing our royalty-based revenue; risks associated with competing with larger companies and companies with market share where we are targeting expansion; risks related to product liability claims in the event our services and technologies are used in defective products or include defective parts; risks associated with failing to achieve standardization of certain of our products (such as ArctiCore) from JEDEC; risks associated with acquiring other businesses or technologies in the future; and the risks associated with our dependence on a few key personnel to manage our business effectively.

    For a discussion of these and other factors that could impact our financial results and cause actual results to differ materially from those in the forward-looking statements, please refer to our recent filings with the Securities and Exchange Commission, and in particular, our Form 10-K filed on March 8, 2006. The foregoing information concerning our business outlook represents our outlook as of the date of this news release, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new developments or otherwise.

    About Staktek Holdings:

    Staktek is a market-leading provider of intellectual property and services for next-generation, chip-stacking and module technologies for high-speed, high-capacity systems. Staktek's TSOP and BGA memory stacking solutions increase operational performance by doubling, tripling or quadrupling the amount of memory in the same physical footprint as required by standard packaging technologies. Staktek's ArctiCore is a new module technology using a double-sided, multi-layer flexible circuit folded around an aluminum core and is designed for superior thermal, mechanical and electrical performance. With an IP portfolio of over 200 patents and patent applications pending, the company offers flexibility for customers, including outsourced manufacturing, technology licensing and custom engineering. Headquartered in Austin, Texas, Staktek operates an ISO-certified manufacturing facility in Reynosa, Mexico. For more information, go to http://www.staktek.com.

    Staktek is a trademark of Staktek Group LP.

    Non-GAAP Financial Measurements

    In addition to the GAAP results provided by this document, the company has provided non-GAAP financial measurements that present operating income, net income and earnings per diluted share on a basis excluding non-cash charges for stock-based compensation and amortization of acquisition intangibles and the associated income tax effect. Details of these excluded items are presented in one of the tables below, which reconcile the GAAP results to non-GAAP financial measurements described in this press release. Also, this press release, the associated tables and the reconciliation from GAAP results to additional non-GAAP financial measurements that may be discussed in the Q3 2006 earnings conference call can be found on the company's web site at http://www.staktek.com.



STAKTEK HOLDINGS, INC.
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(in thousands, except per share data; unaudited)


                                              Three Months Ended
                                         -----------------------------
                                         Sept. 30, Jun. 30,  Sept. 30,
                                           2006      2006      2005
                                         --------- --------- ---------
Revenue:
  Services                                $11,271   $11,094    $8,804
  License                                   3,430     3,325     3,989
                                         --------- --------- ---------
      Total revenue                        14,701    14,419    12,793
Cost of revenue:
  Services (1)                              6,929     7,045     7,044
  Amortization of acquisition intangibles   1,655     1,656     3,234
                                         --------- --------- ---------
      Total cost of revenue                 8,584     8,701    10,278
                                         --------- --------- ---------
Gross profit                                6,117     5,718     2,515
Operating expenses:
  Selling, general and administrative (1)   3,806     3,769     3,800
  Research and development (1)              2,316     1,680     1,552
  Restructuring                                 -       391       454
  Amortization of acquisition intangibles     205       204       254
                                         --------- --------- ---------
      Total operating expenses              6,327     6,044     6,060
                                         --------- --------- ---------
Loss from operations                         (210)     (326)   (3,545)
Other income (expense):
  Interest income                             824       741       463
  Interest expense                              -         -        (1)
  Other                                       (47)      (28)      (28)
                                         --------- --------- ---------
Total other income, net                       777       713       434
                                         --------- --------- ---------
Income (loss) before income taxes             567       387    (3,111)
Benefit for income taxes                      (33)     (205)     (496)
                                         --------- --------- ---------
Net income (loss)                            $600      $592   $(2,615)
                                         ========= ========= =========
Earnings (loss) per share:
  Basic                                     $0.01     $0.01    $(0.05)
                                         ========= ========= =========
  Diluted                                   $0.01     $0.01    $(0.05)
                                         ========= ========= =========
Shares used in computing earnings (loss)
 per share:
  Basic                                    48,187    48,303    48,725
  Diluted                                  49,682    49,894    48,725


(1) Includes stock-based compensation
 expense as follows:
      Cost of revenue                         $98      $155       $84
      Selling, general and administrative
       expense                              1,245     1,171     1,174
      Research and development expense        263       229        25
                                         --------- --------- ---------
                                           $1,606    $1,555    $1,283
                                         ========= ========= =========



STAKTEK HOLDINGS, INC.
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(in thousands, except per share data; unaudited)


                                                    Nine Months Ended
                                                   -------------------
                                                   Sept. 30, Sept. 30,
                                                     2006      2005
                                                   --------- ---------
Revenue:
  Services                                          $31,997   $24,574
  License                                             9,603    15,007
                                                   --------- ---------
      Total revenue                                  41,600    39,581
Cost of revenue:
  Services (1)                                       20,478    22,073
  Amortization of acquisition intangibles             4,967     9,703
                                                   --------- ---------
      Total cost of revenue                          25,445    31,776
                                                   --------- ---------
Gross profit                                         16,155     7,805
Operating expenses:
  Selling, general and administrative (1)            11,115    12,746
  Research and development (1)                        6,331     3,695
  Restructuring                                         391     1,015
  Amortization of acquisition intangibles               613       760
                                                   --------- ---------
      Total operating expenses                       18,450    18,216
                                                   --------- ---------
Loss from operations                                 (2,295)  (10,411)
Other income (expense):
  Interest income                                     2,235     1,225
  Interest expense                                       (5)       (5)
  Other                                                 (82)      (54)
                                                   --------- ---------
Total other income, net                               2,148     1,166
                                                   --------- ---------
Loss before income taxes                               (147)   (9,245)
Benefit for income taxes                               (489)   (2,242)
                                                   --------- ---------
Net income (loss)                                      $342   $(7,003)
                                                   ========= =========
Earnings (loss) per share:
  Basic                                               $0.01    $(0.14)
                                                   ========= =========
  Diluted                                             $0.01    $(0.14)
                                                   ========= =========
Shares used in computing earnings (loss) per share:
  Basic                                              48,181    48,695
  Diluted                                            49,885    48,695


(1) Includes stock-based compensation expense as
 follows:
      Cost of revenue                                  $392      $460
      Selling, general and administrative expense     3,437     5,422
      Research and development expense                  778        57
                                                   --------- ---------
                                                     $4,607    $5,939
                                                   ========= =========



STAKTEK HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands, except per share data; unaudited)

                                              Three Months Ended
                                         -----------------------------
                                         Sept. 30, Jun. 30,  Sept. 30,
                                           2006      2006      2005
                                         --------- --------- ---------
GAAP loss from operations                   $(210)    $(326)  $(3,545)
Non-GAAP adjustments:
  Amortization of acquisition intangibles   1,860     1,860     3,488
  Stock-based compensation                  1,606     1,555     1,283
                                         --------- --------- ---------
    Total non-GAAP adjustments              3,466     3,415     4,771
                                         --------- --------- ---------
Non-GAAP income from operations            $3,256    $3,089    $1,226
                                         ========= ========= =========


GAAP net income (loss)                       $600      $592   $(2,615)
Total non-GAAP adjustments affecting
 income from operations                     3,466     3,415     4,771
Tax adjustment (1)                         (1,329)   (1,429)   (1,079)
                                         --------- --------- ---------
Non-GAAP net income                        $2,737    $2,578    $1,077
                                         ========= ========= =========

Shares used in calculating non-GAAP
 diluted earnings per share                49,682    49,894    49,761

Non-GAAP diluted earnings per share         $0.06     $0.05     $0.02
                                         ========= ========= =========

(1) The non-GAAP tax adjustment represents the tax effect of the non-GAAP adjustments.



STAKTEK HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands, except per share data; unaudited)

                                                    Nine Months Ended
                                                   -------------------
                                                   Sept. 30, Sept. 30,
                                                     2006      2005
                                                   --------- ---------
GAAP loss from operations                           $(2,295) $(10,411)
Non-GAAP adjustments:
  Amortization of acquisition intangibles             5,580    10,463
  Stock-based compensation expense                    4,607     5,939
                                                   --------- ---------
    Total non-GAAP adjustments                       10,187    16,402
                                                   --------- ---------
Non-GAAP income from operations                      $7,892    $5,991
                                                   ========= =========


GAAP net income (loss)                                 $342   $(7,003)
Total non-GAAP adjustments affecting income from
 operations                                          10,187    16,402
Tax adjustment (1)                                   (3,715)   (4,754)
                                                   --------- ---------
Non-GAAP net income                                  $6,814    $4,645
                                                   ========= =========

Shares used in calculating non-GAAP diluted
 earnings per share                                  49,885    50,092

Non-GAAP diluted earnings per share                   $0.14     $0.09
                                                   ========= =========

(1) The non-GAAP tax adjustment represents the tax effect of the non-GAAP adjustments.



STAKTEK HOLDINGS, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
(in thousands)


                                              Sept. 30,     Dec. 31,
                                                2006         2005
                                             ------------ ------------
ASSETS                                       (unaudited)
Current assets:
  Cash and cash equivalents                      $37,202      $38,011
  Investments                                     40,071       35,696
  Accounts receivable                              7,332        5,062
  Inventories                                      1,129          706
  Prepaid expenses                                   927          598
  Income tax recoverable                           3,009        2,310
  Other current assets                               955        1,100
                                             ------------ ------------
    Total current assets                          90,625       83,483
                                             ------------ ------------
Property, plant and equipment, net                 7,393        9,443
Goodwill                                          28,081       28,081
Other intangibles, net                            11,703       17,041
Other assets                                         196          301
                                             ------------ ------------
    Total assets                                $137,998     $138,349
                                             ============ ============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                $1,000         $403
  Accrued liabilities                              3,002        3,282
  Deferred revenue                                     -          283
                                             ------------ ------------
    Total current liabilities                      4,002        3,968
                                             ------------ ------------
Other accrued liabilities                            259          246
Deferred tax liabilities                           1,409        2,851

Stockholders' equity:
  Capital stock                                  155,311      156,303
  Treasury stock                                 (17,239)     (12,572)
  Deferred stock-based compensation                    -       (6,332)
  Accumulated other comprehensive loss                (3)         (32)
  Accumulated deficit                             (5,741)      (6,083)
                                             ------------ ------------
    Total stockholders' equity                   132,328      131,284
                                             ------------ ------------
    Total liabilities and stockholders'
     equity                                     $137,998     $138,349
                                             ============ ============



    CONTACT: Company Contact:
             Staktek Holdings, Inc.
             Kirk Patterson, 512-454-9531
             Senior Vice President and CFO
             investors@staktek.com
             or
             Investor Contact:
             Shelton Investor Relations
             For Staktek Holdings
             Beverly Twing, 972-239-5119
             investors@staktek.com